UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

Analog Devices, Inc.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Norwood, MA		02062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2019, Analog Devices, Inc. (the “Company”) entered into a term loan agreement and a second amended and restated revolving credit agreement, as described below.

A. Term Loan Agreement

The Company’s new term loan facility consists of an unsecured term loan facility maturing on March 10, 2022 in the principal amount of $1.25 billion, and was established pursuant to a Credit Agreement (“Term Loan Agreement”) among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the several banks and other financial institutions from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., BofA Securities, Inc., MUFG Bank, Ltd. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as syndication agent, and MUFG Bank, Ltd. and Wells Fargo Bank, National Association, as documentation agents. Terms used in this Item 1.01(A) and not defined herein shall have the meanings ascribed to them in the Term Loan Agreement, which is attached to this Form 8-K as Exhibit 10.1.

Loans under the new term loan facility will be repayable in full at maturity, and may also be prepaid at the Company’s option in whole or in part without premium or penalty.

Loans can be Eurodollar Rate Loans or Base Rate Loans at the Company’s option. Each Eurodollar Rate Loan will bear interest at a rate per annum equal to the Adjusted LIBO Rate plus a margin based on the Company’s Debt Ratings from time to time of between 0.625% and 1.500%. Each Base Rate Loan will bear interest at a rate per annum equal to the Base Rate plus a margin based on the Company’s Debt Ratings from time to time of between 0.00% and 0.500%.

The Term Loan Agreement contains customary representations and warranties, affirmative and negative covenants and events of default applicable to the Company and its subsidiaries. The events of default include, among others, nonpayment of principal, interest, fees or other amounts, failure to perform certain covenants, cross-defaults to certain other indebtedness, insolvency or bankruptcy, customary ERISA defaults or the occurrence of a change of control. The negative covenants include limitations on liens, indebtedness of non-guarantor subsidiaries and mergers and other fundamental changes, among others. The Term Loan Agreement also requires that the Company maintain a specified debt to EBITDA ratio over the term of the Term Loan Agreement, subject to modification in certain circumstances.

B. Revolving Credit Agreement

The Company entered into a Second Amended and Restated Credit Agreement dated as of June 28, 2019 (“Revolving Credit Agreement”) among the Company, certain subsidiaries of the Company from time to time party thereto as Designated Borrowers, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, the several banks and other financial institutions from time to time parties thereto as lenders, JPMorgan Chase Bank, N.A., as syndication agent, MUFG Bank, Ltd., and Wells Fargo Bank, National Association, as documentation agents, and BofA Securities, Inc., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd. and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners. The Revolving Credit Agreement provides for a 5-year revolving credit facility in an aggregate principal amount not to exceed $1.25 billion and amends and restates the Company’s existing amended and restated revolving credit agreement dated as of September 23, 2016. Terms used in this Item 1.01(B) and not defined herein shall have the meanings ascribed to them in the Revolving Credit Agreement, which is attached to this Form 8-K as Exhibit 10.2.

The new amended and restated revolving credit facility expires on June 28, 2024 and is currently undrawn. The Revolving Credit Agreement is subject to two one-year extension options at the request of the Company and with the consent of the lenders. Borrowings under the Revolving Credit Agreement are prepayable at the Company’s option in whole or in part without premium or penalty. Amounts borrowed under the Revolving Credit Agreement may be repaid and reborrowed from time to time prior to the maturity date.

Loans under the Revolving Credit Agreement can be Eurocurrency Rate Loans or Base Rate Loans at the Company’s option. Each Eurocurrency Rate Loan will bear interest at a rate per annum equal to the Eurocurrency Rate plus a margin based on the Company’s Debt Ratings from time to time of between 0.690% and 1.375%. Each Base Rate Loan will bear interest at a rate per annum equal to the Base Rate plus a margin based on the Company’s Debt Ratings from time to time of between 0.00% and 0.375%. In addition, the Company has agreed to pay a facility fee based on the Company’s Debt Ratings from time to time of between 0.060% and 0.250% times the actual daily amount of the Commitments in effect. The Credit Agreement includes a multicurrency borrowing feature for certain specified foreign currencies. The Company will guarantee the obligations of each subsidiary that is named a Designated Borrower under the Revolving Credit Agreement.

The Revolving Credit Agreement contains customary representations and warranties, and affirmative and negative covenants and events of default applicable to the Company and its subsidiaries. The events of default include, among others, nonpayment of principal, interest, fees or other amounts, failure to perform certain covenants, cross-defaults to certain other indebtedness, insolvency or bankruptcy, customary ERISA defaults or the occurrence of a change of control. The negative covenants include limitations on liens, indebtedness of non-guarantor subsidiaries and mergers and other fundamental changes, among others. The Revolving Credit Agreement also requires that the Company maintain a specified debt to EBITDA ratio over the term of the Revolving Credit Agreement, subject to modification in certain circumstances.

In the ordinary course of their respective businesses, certain of the lenders and the other parties to the Term Loan Agreement and Revolving Credit Agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past received, and/or may in the future receive, customary compensation and expense reimbursement.

The foregoing descriptions of the Term Loan Agreement and the Revolving Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Term Loan Agreement and the Amendment and Restatement Agreement (including the Revolving Credit Agreement), which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Effective June 28, 2019, in connection with the entry into the Term Loan Agreement described in Item 1.01(A) hereof, the Company terminated and repaid in full all outstanding loans, together with interest and all other amounts due, under its existing term loan facility, which was established pursuant to that certain Credit Agreement dated September 23, 2016 among the Company, JPMorgan Chase Bank, N.A. as administrative agent and the several banks and other financial institutions from time to time parties thereto as lenders and consisted of a 3-year unsecured term loan facility in the principal amount of $2.5 billion and a 5-year unsecured term loan facility in the principal amount of $2.5 billion. The 3-year unsecured term loan facility was scheduled to mature on March 10, 2020, and the 5-year unsecured term loan facility was scheduled to mature on March 10, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Exhibits

(d) List of Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of June 28, 2019, among Analog Devices, Inc., as Borrower, JPMorgan Chase Bank, N.A. as Administrative Agent, and each lender from time to time party thereto.

10.2	Second Amended and Restated Credit Agreement, dated as of June 28, 2019, among Analog Devices, Inc., as Borrower, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: July 1, 2019	/s/ Prashanth Mahendra-Rajah
	Name:	Prashanth Mahendra-Rajah
	Title:	Senior Vice President, Finance and Chief Financial Officer